EXHIBIT 99.1


           WOOZYFLY.COM PARTNERS WITH BIGSTRING FOR ITS PRIVATE LABEL
                                 EMAIL SERVICE

         RED BANK, NJ, December 17, 2007 - BigString Corporation (OTCBB: BSGC) (www.BigString.com) announced today that it will be the private label email provider for WoozyFly.com (www.WoozyFly.com), the online music media company devoted to independent artists. WoozyFly members will get a free email account offering all the functionalities of BigString's patent-pending email services, including self-destructing, tracking and video email.

         Darin Myman, President and CEO of BigString Corporation noted, "WoozyFly.com's fast growth and recent success makes this a very exciting opportunity for BigsString. Our private label email solution is a perfect fit for our two companies."

         "BigString's unique email capabilities are the perfect complement to WoozyFly.com's video music content. It allows us to offer our strategic partners and advertisers the perfect tool to further market their artists and products to our ever-expanding user base of worldwide indie music fans," said Jonathan Bomser, President and CEO of WoozyFly.com.

         Users of the WoozyFly.com's private label email will be able to send an embedded video email (up to 10 minutes in length) without the need for the recipient to click on the a link or download the video. Another unique email feature allows users to remotely erase or modify emails sent to recipients, designate their emails to be non-forwardable, non-printable and/or non-savable, or opt to have their emails self-destruct after a set amount of time or views. In addition, users will also have the added ability to send secure emails via an encrypted, password-protected email system that can only be open via a Secure Socket Layer (SSL).

About BigString
---------------

         BigString Corporation, owner and operator of BigString.com, is a provider of social networking messaging applications and user-controllable email services. In addition to permitting users to send recallable, erasable, self-destructing messages and video, BigString's patent-pending technology allows emails and pictures to be rendered non-forwardable, non-printable and non-savable before or after the recipients read them, no matter what email service provider is used.

About WoozyFly.com
------------------

         WoozyFly is an online music media company devoted to independent music that has deconstructed the traditional model and is introducing a completely new approach to music. Among the strategic alliances and partnerships that WoozyFly has are major indie labels including Blackheart Records Group, Robbins Entertainment, Eagle Rock Entertainment, Defend Music and The End Records. Woozyfly.com, a multimedia network where artists, fans and EJs (Electronic Jockeys) can dynamically interact together on one site using the latest intuitive

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technology, has more than 1,000 bands representing 16 musical genres. Fans, artists and EJs can create their own music shows, share videos and tracks, view WoozyFly produced programs featuring the hottest artists on the site, as well as keep in touch with the latest news from some of the world's finest independent artists.

Forward-Looking Statements
--------------------------

         Statements about the future expectations of BigString Corporation, and all other statements in this press release other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as that term is defined in the Private Securities Litigation Reform Act of 1995. BigString Corporation intends that such forward-looking statements shall be subject to the safe harbors created thereby. Since these statements involve certain risks and uncertainties and are subject to change at any time, BigString Corporation's actual results could differ materially from expected results.

CONTACT: Darin Myman, BigString Corporation, 732-741-2840, darin@bigstring.com Howard Greene, Greene Inc., 516-825-0400, greenepr@bigstring.com or greenepr@aol.com